SUBSCRIPTION AGREEMENT

                             VISION HEALTH CARE INC.



   Vision Health Care, Inc.
   100 West Bay Street
   Jacksonville, FL 32202

   ATTN:  Board of Directors

   Gentlemen:

        The undersigned, by signing the Signature Page attached hereto, hereby tenders this subscription to you as the Board of Directors of Vision Health Care, Inc., a corporation organized under Florida law (the "Company"), and applies for the purchase of the total number of shares of Common Stock (the "Shares") shown hereinafter, at a price of $10.00 per Share, on the terms and conditions (including but not limited to the escrow arrangements described under the caption "Plan of Distribution") set forth in the Company's Prospectus dated ______________, 1996, together with all exhibits and any supplements (the "Prospectus"), which is incorporated herein by reference.

   Representations and Warranties

        The undersigned hereby represents and warrants to you as follows:

        I. The undersigned: (i) can bear the risk of investment in the Company; (ii) has an overall commitment to investments that are not readily marketable which is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Shares will not cause such overall commitment to become excessive; and (iii) finds the objectives of the Company are compatible with the undersigned's investment goals.

        II. The undersigned is a permanent resident of the state indicated on the Signature Page below and intends to remain a resident of such state.

        The undersigned acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this subscription, or any agreements of the undersigned hereunder; provided, however, that if the Board of Directors shall not accept this subscription, all agreements of the undersigned hereunder shall automatically be canceled, terminated and revoked.

        This offering is scheduled to terminate on September 30, 1996. However, the Company has the right to extend the subscription period 60 days to a date not later than November 30, 1996, in which case the Company will contact all subscribers, informing them of the extended escrow period, and permitting any subscriber who wishes to do so to withdraw or modify his or her subscription.


                            VISION HEALTH CARE, INC.
                                 SIGNATURE PAGE

        SUBSCRIPTION. The undersigned hereby execute(s) the Subscription Agreement, which is included as an exhibit to the Prospectus of Vision Health Care, Inc. The undersigned subscribe(s) for Shares as follows:

        (1)  Number of Shares (minimum - 250 Shares;
             maximum - 2,500 Shares)                          _______________

        (2) Amount of check ($10.00 per Share) [make checks $_______________ payable to Compass Bank, as Escrow Agent for Vision Health Care, Inc.]

   Exact name or names (registration) investor desires on record:


                             (Please Print or Type)

   Executed this        day of                        , 1996,
    at _____________________________, ___________________________
                       (City)                (State)

   ________________________________   x____________________________________
   Print or Type Name(s)                   Signature

   ________________________________   _____________________________________
                                      Signature of any Co-Subscriber

   ________________________________   _____________________________________
   Street Address                     Social Security or Taxpayer ID No.

   _________________________________________________________________________
   City                State                Zip              Telephone Number


   ________________________________________
   Residence Address (if different)

   ________________________________________________
   City                State             Zip


   Accepted this ___ day of __________, 1996:

   VISION HEALTH CARE, INC.

   By:_____________________________________
      Peter D. Liane, O.D., President